1
Exhibit 10.1
_________________________________________________________________________________________
ESAB CORPORATION
ANNUAL INCENTIVE PLAN
(amended and restated, effective as of February 27, 2025)
_________________________________________________________________________________________
2
Exhibit 10.1
TABLE OF CONTENTS
Page
1.        PURPOSE              3
2.        DEFINITIONS       3
3.        ADMINISTRATION OF THE PLAN          4
3.1 Committee        4
3.2 Deferral Arrangement              4
4.        ELIGIBILITY        4
5.        ANNUAL INCENTIVE AWARDS            4
5.1 Granting Annual Incentive Awards                          4
5.2 Determination of Annual Incentive Award          6
5.3 Time and Form of Payment       6
6.        GENERAL PROVISIONS              7
6.1 Disclaimer of Rights                              7
6.2 Nonexclusivity of the Plan        7
6.3 Withholding Taxes                                 7
6.4 Captions                                    7
6.5 Other Provisions        7
6.6 Number and Gender       7
6.7 Severability       7
6.8 Governing Law          7
6.9 Section 409A          7
6.10 Recoupment            7
6.11 Amendment and Termination            7

Exhibit 10.1
ESAB CORPORATION
ANNUAL INCENTIVE PLAN
(amended and restated, effective as of February 27, 2025)
ESAB Corporation, a Delaware corporation, hereby adopts this ESAB Corporation Annual Incentive Plan effective as of February 27, 2025, as follows:
1.PURPOSE
The Plan is intended to enhance the Company’s and its Affiliates’ ability to attract and retain highly qualified officers and key employees, and to motivate such persons to serve the Company and its Affiliates.
2.DEFINITIONS
For purposes of interpreting the Plan and related documents, the following capitalized terms shall have the respective meanings set forth below:
2.1 “Affiliate” means, with respect to the Company, any company or other trade or business that is controlled by the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary
2.2 “Annual Incentive Award” or “Award” means a bonus payable subject to attainment of Performance Goals over a Performance Period of up to one (1) year (the Company’s calendar fiscal year, unless otherwise specified by the Committee).
2.3 “Board” means the Board of Directors of the Company.
2.4 “Cause” means, as determined by the Board and unless otherwise provided in an applicable agreement with the Company: (i) gross negligence or willful misconduct in connection with the performance of duties; (ii) conviction of a criminal offense (other than minor traffic offenses); or (iii) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the
Participant and the Company or any Affiliate of the Company.
2.5 “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.
2.6 “Committee” means the Compensation Committee of the Board, which shall be comprised of not less than two (2) directors of the Board.
2.7 “Company” means ESAB Corporation, a Delaware corporation, or its successor.
2.8 “Disability” means the Participant is unable to perform each of the essential employment duties of such
Participant’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than twelve (12) months.
2.9 “Participant” means, with respect to a Performance Period, each eligible officer or key employee designated by the Committee pursuant to Section 4 to receive an annual bonus payment contingent of achievement of specified
Performance Goals.
2.10 “Performance Goal” means, as established by the Committee for a Participant, (i) performance goals for a
Performance Period based upon the Performance Measures; and (ii) individual performance measures.
2.11 “Performance Measures” means measures as described in Section 5.1.4 on which the Performance Goals are based.

Exhibit 10.1
2.12 “Performance Period” means the period during which the Performance Goals must be met in order to determine the degree of payout and/or vesting with respect to an Annual Incentive Award, which period shall be the
Plan Year unless otherwise specified by the Committee.
2.13 “Plan” means this ESAB Corporation Annual Incentive Plan, effective as of January 1, 2022.
2.14 “Plan Year” means the Company’s fiscal year which begins January 1 and ends December 31.
2.15 “Retirement” means the Participant’s termination of employment with the Company and its Affiliates, other than for Cause, upon the attainment of at least (i) age fifty-five (55) with five (5) consecutive years of employment service; or (ii) age sixty-five (65).
2.16 “Section 409A” means Code Section 409A and the regulatory and other guidance promulgated thereunder.
2.17 “Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the
Code.
3.ADMINISTRATION OF THE PLAN
3.1Committee. The Plan shall be administered by the Committee.  The Committee shall have the authority to establish and administer the Performance Goals and to determine the attainment of the Performance Goals as described in Section 5.2 below.  The Committee shall have the full power and authority to construe, interpret and administer the Plan and shall have the exclusive right to make Awards under the Plan and to exercise discretion pursuant to Section 5.1.3 below.  The Committee may take action at a meeting or by written consent.  The
Performance Goals may be ratified by the Board.
In administering the Plan, the Committee may at its option employ compensation consultants, accountants and counsel and other persons to assist or render advice to the Committee, all at the expense of the Company.  Any determinations made by the Committee in connection with the Plan shall be final and binding on the Company, its
Affiliates, their respective stockholders and each Participant.
3.2Deferral Arrangement.  The Board may permit or require the deferral of any Award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or earnings.  Any such deferrals shall be made in a manner that complies with
Section 409A.
4.ELIGIBILITY
Eligibility under this Plan is limited to eligible officers and key employees designated by the Committee, in its discretion.  Upon such designation for a Performance Period, the executive or key employee shall become a
“Participant” under the Plan.
5.ANNUAL INCENTIVE AWARDS
5.1.Granting Annual Incentive Awards. The Committee may grant an Annual Incentive Award to each
Participant.  In doing so, the Committee shall establish the Performance Goals applicable to determination of each such Participant’s Annual Incentive Award.  The maximum Annual Incentive Award payable to a Participant under this Plan for a calendar fiscal year shall be an amount equal to the lesser of (x) Five Million Dollars ($5,000,000) and
(y) two hundred fifty percent (250%) of the target amount of such Annual Incentive Award.
5.1.1Performance Goals Generally. The Performance Goals for Annual Incentive Awards shall consist of

Exhibit 10.1
one or more business criteria based upon the Performance Measures and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 5.1. Performance Goals shall be objective.  The Committee may determine that such Awards shall be granted and/or settled upon achievement of any one Performance Goal or that two or more of the Performance Goals must be achieved as a condition to grant and/or settlement of such Annual Incentive Awards. Performance Goals may differ for Annual Incentive Awards granted to any one Participant or to different Participants.
5.1.2.Timing for Establishing Performance Goals. Performance Goals shall be established not later than ninety (90) days after the beginning of any Performance Period applicable to the Annual Incentive Awards, or at such other date as may be required or permitted under Code Section 409A.
5.1.3.Settlement of Awards; Other Terms. Settlement of Annual Incentive Awards shall be in cash or other property, in the discretion of the Committee.  The Committee may, in its discretion, reduce or increase the amount of a settlement otherwise to be made in connection with an Annual Incentive Award.  If, during a Performance Period, a
Participant terminates employment with the Company and its Affiliates as a result of death or Disability, the Award will continue to vest in accordance with the original vesting schedule as if the Participant’s employment had not terminated, and Participant (or, in the event of the Participant’s death, the Participant’s estate) shall (subject to the provisions of this Section 5 including, without limitation, Section 5.3) receive a settlement of the Award with individual performance measures at the target level of achievement.  If, during a Performance Period, a Participant terminates employment with the Company and its Affiliates as a result of Retirement, the Participant shall (subject to the provisions of this Section 5 including, without limitation, Section 5.3) receive a pro-rata settlement of the Award based on the number of full or partial months employed during the Performance Period with individual performance measures at the target level of achievement.
5.1.4.Performance Measures. Except as otherwise provided in Section 5.1.7, the Performance Goals established by the Committee shall be based on one or more (i) individual performance measures, and (ii) of the following Performance Measures:
(1).net earnings or net income;
(2).operating earnings;
(3).pretax earnings;
(4).pre-tax earnings per share;
(5).earnings per share;
(6).share price, including growth measures and total stockholder return;
(7).earnings before interest and taxes;
(8).earnings before interest, taxes, depreciation and/or amortization;
(9).earnings before interest, taxes, depreciation and/or amortization as adjusted to exclude any one or more of the following:
•stock-based compensation expense;
•income from discontinued operations;
•gain on cancellation of debt;
•debt extinguishment and related costs;
•restructuring, separation and/or integration charges and costs;
•reorganization and/or recapitalization charges and costs;
•impairment charges;
•gain or loss related to investments;
•sales and use tax settlement; and
•gain on non-monetary transaction.
(11)sales or revenue growth, whether in general, by type of product or service, or by type of customer;
(12)gross or operating margins;
(13)return measures, including total shareholder return, return on assets, capital, investment, equity, sales or revenue;

Exhibit 10.1
•operating cash flow;
•free cash flow, defined as earnings before interest, taxes, depreciation and/or amortization (as adjusted to exclude any one or more of the items that may be excluded pursuant to earnings before interest, taxes, depreciation and/or amortization above) less capital expenditures;
•cash flow return on equity; and
•cash flow return on investment;
(14)productivity ratios;
(15)expense targets;
(16)market share;
(17)working capital targets;
(18)completion of acquisitions of businesses or companies;
(19)completion of divestitures and asset sales;
(20)debt repayment targets, and debt/equity ratios; and
(21)any combination of the foregoing business criteria.
Any one or more Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (e) above as compared to various stock market indices.
5.1.5Evaluation of Performance. The Committee may provide with respect to Annual Incentive Awards that any evaluation of performance may include or exclude any of the following events that occur during a Performance
Period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in
management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses.
5.1.6.Adjustment of Awards. The Committee shall retain the discretion to adjust any Awards downward or upward, either on a formula or discretionary basis, or any combination as the Committee determines.
5.1.7.Board Discretion. In the event that applicable laws permit Board discretion to alter the Performance
Measures, the Board shall have sole discretion to make such changes provided the exercise of such discretion does not violate Section 409A.  In addition, the Committee may grant and/or settle Awards based on Performance Measures other than those set forth in Section 5.1.4.
5.2.Determination of Annual Incentive Award. Payment of a Participant’s Annual Incentive Award, if any, is
subject to the Committee’s determination that the Performance Goals have been satisfied to a particular extent and any other material terms and conditions for the earning and payment of the Annual Incentive Award have been satisfied.
The amount of payment shall be further subject to the limits on the Annual Incentive Award amount described in the second sentence of Section 5.1 above, as well as the Committee’s right, in its sole discretion, to reduce or increase the
Annual Incentive Award amount as so determined.  The Committee’s determination is final and binding and the
Participant shall have no right to receive the amount by which the Annual Incentive Award potential was reduced from the amount designated as payable upon achievement of the Performance Goals at a particular level.
5.3.Time and Form of Payment. Awards determined pursuant to Section 5.2 will be paid in a lump sum on an annual basis between January 1 and March 15 of the calendar year immediately following the calendar year to which the Award relates.  Notwithstanding the foregoing, in the event the Company does not pay the Award within such

Exhibit 10.1
specified January 1 and March 15 time period, the Company shall pay such Award in a lump sum no later than
December 31 of the calendar year immediately following the calendar year to which the Award relates.
6.GENERAL PROVISIONS
6.1Disclaimer of Rights. No provision in the Plan or in any Annual Incentive Award shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company.  The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein.  The Plan shall in no way be interpreted to require the
Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Participant under the terms of the Plan.
6.2Nonexclusivity of the Plan. The adoption of the Plan shall not be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable.
6.3Withholding Taxes. The Company or an Affiliate, as the case may be, shall have the right to deduct from
Award payments of any kind otherwise due to a Participant any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award.
6.4Captions. The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan.
6.5Other Provisions. Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.
6.6Number and Gender. With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.
6.7Severability. If any provision of the Plan shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.
6.8Governing Law. The validity and construction of this Plan and any instruments evidencing the Awards hereunder shall be governed by the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the
Awards granted hereunder to the substantive laws of any other jurisdiction.
6.9Section 409A. The Plan, and the administration of the Plan, is intended to comply with Section 409A or an exemption to Section 409A, with regard to Awards hereunder.
6.10Recoupment. Any amounts paid under the Plan will be subject to recoupment in accordance with any clawback policy that the Company has adopted or hereafter adopts.
6.11Amendment and Termination. The Board shall have the right, at any time without notice to
Participants, to amend, modify, suspend or terminate the Plan from time to time, but no such amendment, modification, or suspension shall alter the business criteria on which the Performance Goals are based, increase the dollar maximum for an Annual Bonus under Section 5.1 or materially modify the requirements regarding eligibility for participation in the Plan, nor shall any such amendment, modification or suspension impair, without the consent of the Participant affected, any Annual Incentive Award payment that has been determined by the
Committee prior to the effective date of the amendment, modification, suspension or termination.
* * *

Exhibit 10.1
To record the amendment and restatement of the Plan by the Board, on February 27, 2025, the Company has caused its authorized officer to execute the Plan.
ESAB Corporation
By: /s/ Curtis E. Jewell
Name: Curtis E. Jewell
Title: General Counsel and Secretary